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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No.34 to the registration statement of Atlas Funds on Form N-1A ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, CA
July 30, 2002